Exhibit T3B-4


                        CERTIFICATE OF INCORPORATION

                                     OF

                        STERLING CALVERT CITY, INC.

                                 ARTICLE I
                                 ---------

         The name of the corporation is Sterling Calvert City, Inc.

                                ARTICLE II
                                ----------

         The registered agent of the corporation is The Corporation Trust Company. The address of such registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

                                ARTICLE III
                                -----------

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE IV
                                ----------

         The total number of shares of common stock which the corporation shall have the authority to issue is 1,000 and the par value of each of such shares is $1.00.

                                 ARTICLE V
                                 ---------

         The name and address of the incorporator are as follows:

                      Name                             Mailing Address
                      ----                             ---------------
                  John L. Bland                 2900 South Tower Pennzoil Place
                                                Houston, Texas 77002

                                ARTICLE VI

         The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

                      Name                             Mailing Address
                      ----                             ---------------

                 J. David Heaney                   333 Clay Street, Suite 3700
                                                   Houston, Texas 77002

                                ARTICLE VII
                                -----------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                               ARTICLE VIII
                               ------------

         Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                ARTICLE IX
                                ----------

         To the maximum extent permitted by the laws of the State of Delaware, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 ARTICLE X
                                 ---------

         The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and to add additional provisions authorized by such laws as are then in force. All rights conferred on the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of May, 1989.

                                                     /s/ John L. Bland
                                                     --------------------------
                                                     John L. Bland




                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                        STERLING CALVERT CITY, INC.

                         BEFORE PAYMENT OF CAPITAL


         The undersigned, being the sole director of Sterling Calvert City, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That Article I of the Certificate of Incorporation be and it hereby is amended in its entirety to read as follows: The name of the corporation is Sterling Chemicals Energy, Inc.

         SECOND: That the corporation has not received any payment for any of its stock.

         THIRD: That the amendment was duly adopted in accordance with the provisions of section 24l of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this certificate this 10th day of January, 1991.

                                                     /s/ J. David Heaney
                                                     --------------------------
                                                     J. David Heaney





                          CERTIFICATE OF AMENDMENT

                                     OF

                      STERLING CHEMICALS ENERGY, INC.

         __________________________________________________________

               Pursuant to Section 242 and 303 of the General
                  Corporation Law of the State of Delaware
         __________________________________________________________

         The undersigned, David G. Elkins, certifies that he is the President of Sterling Chemicals Energy, Inc., (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, and does hereby further certify as follows:

         FIRST: That Article IV of the Certificate of Incorporation be and it is hereby amended in its entirety to read as follows:

         "The total number of shares of common stock which the corporation shall have the authority to issue is 1,000 and the par value of each of such shares is $1.00.

         Notwithstanding any other provision in this Article IV, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

         SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 and 303 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have signed this certificate this 19th day of December, 2002.

                                                     /s/ David G. Elkins
                                                     --------------------------
                                                     David G. Elkins